Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3ASR File No. 333-290312 and Form S-3 File No. 333-287907) of Forward Industries, Inc. and Subsidiaries

(2)	Registration Statements (Form S-8 File No. 333-225968, File No. 333-253461 and File No. 333-290356) pertaining to the 2021 Equity Incentive Plan and the 2011 Long Term Incentive Plan of Forward Industries, Inc. and Subsidiaries

of our report, dated December 27, 2024 (except Notes 1, 2, and 3, as to which date is September 16, 2025 and Note 16, as to which date is December 11, 2025), with respect to the consolidated financial statements of Forward Industries, Inc. and Subsidiaries (the “Company”) as of September 30, 2024 and for the year then ended included in this Annual Report (Form 10-K) of Forward Industries, Inc. and Subsidiaries for the year ended September 30, 2025. Our audit report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ CohnReznick LLP

Holmdel, NJ

December 11, 2025